January 27, 2006

(except as to note 12, which is as of June 5, 2006)

Auditors’ Report

To the Shareholders of

Twin Mining Corporation

We have audited the consolidated balance sheets of Twin Mining Corporation as at December 31, 2005 and 2004 and the consolidated statements of loss and deficit, cash flows, shareholders equity and mineral properties for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material aspects, the financial position of the company as at December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in accordance with Canadian generally accepted accounting principles.

/S/ PricewaterhouseCoopers LLP

Chartered Accountants

Toronto, Ontario

January 27, 2006

(except as to note 12, which is as of June 5, 2006)

Comments by auditors for U.S. readers on Canada-U.S. reporting

In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the company’s ability to continue as a going concern, as discussed in note 1 to the consolidated financial statements. Our report to the shareholders dated January 27, 2006 (except as to note 12, which is as of June 5, 2006) is expressed in accordance with Canadian reporting standards, which do not permit reference to such events and conditions in the auditors’ report when adequately disclosed in the financial statements.

Note 12 to the consolidated financial statements has been restated for 2004 and 2003 to reflect cash proceeds on flow-through issuances as restricted cash, a correction to the 2004 future income tax expense and to expense lease renewal costs incurred on mineral properties.

/S/ PricewaterhouseCoopers LLP

Chartered Accountants

Toronto, Ontario